                                                                    EXHIBIT 11.1


                                BANK OF GRANITE
                                   SINCE 1906

                      COMMERCIAL OR BUSINESS PURPOSE LOAN

              "You" means the lender, its successors and assigns.

P F Management, Inc.
ATTN: Brian Davis                                                   Loan Number ________
PO Box 3967                                                         Date April 17, 2001
Hickory, NC 28603                                                   Maturity Date July 15, 2006
BORROWER'S NAME AND ADDRESS                                         Loan Amount $500,000.00
"I" includes each borrower above, jointly and severally             Renewal Of
-----------------------------------------------------------------------------------------------

NOTE: I promise to pay to you, or your order, at your address above, the principal sum of:
Five Hundred Thousand and 00/100----------------------Dollars $500,000.00
--------------------------------------------------------------------------------
plus interest from April 17, 2001 at the rate of BOG Prime + 1.00% per year until paid. I will pay this amount as follows:

(a) [ ] on demand            (b) [ ] on demand, but if none is made, on ______________, ____.           (c) [ ] on _________________

        If (a), (b) or (c) is marked, I will pay accrued interest __________________________ and on the maturity date.

(d) [ ] In ________ installments of $_______ each, beginning ______________, ____ and continuing on the same day of each [ ] month

        [ ] ___________________________________ thereafter until paid in full.

(e) [X] (other) Interest paid quarterly, beginning July 15, 2001 and each quarter thereafter with annual principal payments of
$100,000.00 on July 15, 2002 and annually thereafter until July 15, 2006 when all remaining principal plus accrued interest is due and payable.

PAYMENTS: Interest accrues on the unpaid balances of principal remaining from time to time. Each payment when made will first be applied to accrued interest. Group Credit Insurance charge then due, if any, then the balance to principal. The actual amount of the final payment will depend upon my payment record.

PREPAYMENT: I may prepay this note in whole or in part at any time. However, any partial prepayment will not excuse any later scheduled payments until this note is paid in full.

DEFAULT: I agree to pay the costs you incur to collect this note in the event of my default, including your attorneys' fees of 15% of the outstanding balance due.

[ ] If checked, I agree to pay a minimum interest charge of $_________ if I pay this loan off before you have earned that much in interest.

I agree to pay a late charge of 4% of the amount of a payment which is more than 15 days late.

Interest will accrue at the rate of 15.00% per year after final maturity including by acceleration.

THE PURPOSE OF THIS LOAN IS: Business Purpose

------------------------------------------------------------------------------------------------------------------------------------
INSURANCE: Credit life insurance and credit disability insurance are not required              ITEMIZATION OF AMOUNT FINANCED
to obtain credit, and will not be provided unless I sign and agree to pay the additional cost.
                                                                                    Amount given to me directly        $         (a)
                                                                                                                        ---------
Type          Premium           Term           Signatures (or initials)             Amount paid on my account          $         (b)
---------------------------------------------------------------------------------                                       ---------
                                        I want credit life
Credit                                      insurance   x _______________________      Amounts paid to others on my behalf
Life                                                           Name of Insured
---------------------------------------------------------------------------------   To Property Insurance Company      $         (c)
                                        I want credit disability                                                        ---------
Credit                                      insurance   x _______________________   To Credit Life Insurance Company   $         (d)
Disability                                                     Name of Insured                                          ---------
---------------------------------------------------------------------------------   To Disability Insurance Company    $         (e)
                                        I want joint credit life                                                        ---------
Joint                                       insurance   x _______________________   To Public Officials                $         (f)
Credit                                                         Name of Insured                                          ---------
Life                                    -----------------------------------------   --------------------------------   $         (g)
                                                               Name of Insured                                          ---------
---------------------------------------------------------------------------------   --------------------------------   $         (h)
I DO NOT want: ______Credit Life Ins.,  ______Credit Disability Ins.,                                                    --------
               ______Joint Credit Life Ins.                                                Prepaid Finance Charge      $ 1,250.00(i)

PROPERTY INSURANCE: I may obtain property insurance from anyone I want that is      AMOUNT FINANCED (a through h-i)    $         (j)
                                                                                                                        ---------
acceptable to you. If I get the insurance from or through you I will pay            Finance Charge (include prepaid)   $         (k)
                                                                                                                        ---------
$_________________________ for ___________________ of coverage.                     Total of Payments (j+k)            $         (l)
                                                                                                                        ---------
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

SECURITY -- To secure the payment of the note total (defined on the reverse side)
         (1) I acknowledge and agree that you have the right to set-off this note against any obligation you have (now or hereafter) to pay money to me.
         (2) You may collect the proceeds (or rebates of unearned premiums) on any insurance policy insuring me (where you are named as loss payee) and on any policy insuring the property securing this note. You will apply this toward what I owe you.
         (3) [ ] If checked, this note is not further secured.
         (4) [ ] If checked, this note is secure by a separate _______________ _________________________ dated _____________________________
 (This property should be described in the Truth-in-Lending disclosure above.)
         (5) [ ] Security Agreement -- If checked, I give you a security interest in the property described below. The rights I am giving you in this property, and the obligations this agreement secures are defined on the reverse side of this form.




Collateral is or includes    [ ] crops growing or to be grown       [ ] fixtures
[ ] If checked, this security agreement (if filed) should be filed in the real       This property will be used for ______________
estate records.                                                                      purposes.
    Legal Description _______________________________________________________

    _________________________________________________________________________        [ ] If checked, this is a purchase money loan.
                                                                                         You may include the name of the seller
    Record Owner (if not me)_________________________________________________            on the check or draft for this loan.
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SIGNATURES AND SEALS:                                                                I set my hand and seal to this note and
-----------------------------------------------------------------------------        security agreement and, by doing so, agree
  Any person who signs within this enclosure does so to give you a security          to the terms herein (including those on the
  interest in the property described above, but assumes no personal                  reverse side of this form) and acknowledge
  obligation to pay this note.                                                       receipt of at least one copy on today's date.

Name                                                                                 Signature PF Management, Inc.            (SEAL)
    -------------------------------------------------------------------------                 --------------------------------------
    Signature for Lender - where necessary for filing this security agreement.                [ ] If checked, the signature below
                                                                                              was required as a condition of
    X                                        (SEAL) Date                                      credit.
     ------------------------------------------------------------------------
                                                                                     Signature /s/ David R. Clark, President  (SEAL)
    X                                                                                         --------------------------------------
     ------------------------------------------------------------------------                 [ ] If checked, the signature below
                                                                                              was required as a condition of
                                                                                              credit.

                                                                                     Signature                                (SEAL)
                                                                                              --------------------------------------

                         ADDITIONAL TERMS OF THE NOTE

         The following terms apply to this note whether or not it is secured by the security agreement which begins on the other side of this form (paragraph 5 in the Security section).

DEFINITIONS -- "I" means each borrower who signs this note. "I" also means each other person and legal entity who by this or separate agreement promises to pay it. This includes guarantors, endorsers and sureties.

         The term "note total" means the total sum agreed to be paid on this note. It includes the amount financed and the finance charge. It also includes all additional sums payable including any late payment charges, post-maturity interest, required insurance premiums, costs of collection, attorney's fees, and costs of repossession, preservation, repairs, taxes, and sale of any property security this note.

APPLICABLE LAW -- I agree this note will be governed by the law of the state where you are located, especially the Uniform Commercial Code. The terms of any agreement securing the payment of this note may also be governed by the law of the state where the property is located.

         Any term of this note (and security agreement) which does not comply with applicable law will not be effective if that law does not expressly or impliedly permit variations by agreement. If any part of this note or security agreement cannot be enforced according to its terms, this fact will not affect the balance of this note and security agreement.

SET-OFF -- I acknowledge and agree that you may set-off all or any part of the note total against any obligation you may have, now or hereafter to pay money to me. This includes:

         (a) any deposit account balance I have with you whether time, savings, checking or NOW account; and,

         (b) any money owing to me on an item presented to you or in your possession for collection or exchange; and,

         (c)   a repurchase agreement or any other non-deposit obligation.

         If my right to receive money from you is also owned by some other person who has not agreed to pay this note (such as another depositor on a joint account) your right of set-off will extend to the amount of money which could be withdrawn or paid directly to me on my request or endorsement alone. In addition, (where I may obtain payment from you only with the endorsement or consent of someone who has not agreed to pay this note) your right of set-off will extend to my interest in the obligation.

         Your right of set-off will not apply to an account or other obligation if it clearly appears that my rights in the obligation are solely as a fiduciary for another, or to an account which, by its nature and applicable law (for example an IRA or other tax deferred retirement account), must be exempt from the claims of creditors.

         Your right of set-off may be exercised upon my default (except when prohibited by law):

         (a)   without prior demand or notice; and,

         (b) without regard to the existence or value of any property securing this note; and,

         (c) without regard to the number of credit-worthiness of any other persons who have agreed to pay this note.

         You will not be liable for wrongful dishonor of a check or other request for payment where there is insufficient funds in the account (or other obligation) to pay such request arising as a result of your exercise of this right of set-off. I agree to hold you harmless from the claims of any person arising as the result of your exercise of this right.

         DEFAULT -- I will be in default on this note if any one or more of the following occurs:

         (a)   I fail to make a payment on this note in full when due;

         (b) I fail to make a payment in full when due on any other debt I owe you;

         (c)   I die or am declared incompetent;

         (d)   I fail generally to pay my debts as they become due;

         (e) I fail to keep any other promise contained in this note, any other note, any other written agreement with you, including any security agreement;

         (f) any statement of fact made on an application for credit or any other written agreement with you appears to be untrue at the time it was made;

         (g) any other creditor attempts, with or without legal process, to gain possession or control of any money or property of mine;

         (h)   I transfer a significant part of my money or property;

         (i) I file for relief from my debts (or an application is filed against me for involuntary relief) under the United States Bankruptcy Code;

         (j) in addition to the above, if a legal entity such as a partnership or corporation agrees to pay this note, if that entity merges, dissolves, reorganizes, terminates its business or existence, or if a partner or majority stockholder dies or is declared incompetent;

         (k) if a fact appears or any event occurs which causes you to consider yourself insecure.

         If an event of default occurs as to any one of us, you may exercise your remedies against any or all of us;

REMEDIES -- If I am in default on this note, you may

         (a) accelerate the due date of the note total, making all sums immediately due;

         (b)   exercise your right of set-off;

         (c) demand additional security or parties obligated to pay this note (or both) as a condition of waiving, for any period of time, any other remedy you may have under the law and this agreement;

         (d) exercise any remedy you may have under state or federal law for collection of this note;

         (e) exercise any additional right given to you under any agreement securing the payment of this note.

         By electing any one or more of the remedies above, you do not waive your right to later elect any other remedy until this note is paid in full. If you do not elect any remedy upon an event of default, you do not thereby waive your right to later consider the event as a default if it continues or recurs.

OTHER SECURITY -- I agree that any present or future agreement securing any other debt I owe you will also secure the payment of this note.

         However, an agreement securing any other debt will not secure this note if either of the following applies:

         (a) you fail to make a disclosure required by law of the existence of such other security agreement; or,

         (b) you fail to provide (to any person entitled) any notice of right of rescission required by law for this transaction.

OBLIGATIONS INDEPENDENT -- I understand that my obligation to pay this note is independent of the obligation of any other person who has also agreed to pay it. You may release any of us, release any security, waive any right you might have against any of us, extend new credit to any of us, renew this note, or all of the above, without affecting my obligation to pay the loan amount.

WAIVER -- I waive (to the extent permitted by law) certain rights I might otherwise have. These include demand, presentment, protest, notice of dishonor, and notice of protest.

                     ADDITIONAL TERMS OF SECURITY AGREEMENT

         The following terms will apply to the security agreement which begins on the front side of this form (paragraph 5 of the Security section).

PROPERTY -- When used in this agreement, the term property means and includes:

         (a) all of my property specifically listed and, if a general description is used (whether or not any specific property is listed), in all of my property fitting the general description; and,

         (b) all benefits which arise from the description property, including cash or non-cash proceeds, insurance benefits, interest, dividends, stock splits, and voting rights; and,

         (c) any property which is now or hereafter becomes attached to, a part of, or results from the described property.

OWNERSHIP AND DUTIES TOWARD PROPERTY -- By giving you this security interest, I represent and agree:

         (a) I own all of the property, free of any claim by any other person, and I will defend it against any other claim;

         (b) The security interest I am giving you in this property has first priority over the claim of any other of my general or secured creditors. I have signed or immediately will sign any additional documents or provide you with any additional information you may require to perfect and preserve your first priority in this property. I will not hereafter do anything to defeat your position;

         (c) I will keep the property in my possession (except for pledged property delivered to you), in good condition and repair, and use it only for the lawful purposes for which it was intended. Unless otherwise agreed in writing, the property will be located at my address listed on the front side of this form;

         (d) I will not attempt to sell the property (unless it is inventory and identified as such) or otherwise transfer any rights in this property to anyone else. I will not permit the property to become attached to any real estate without first providing you an opportunity to preserve your first priority status;

         (e) I will pay all taxes and assessments on the property as they become due;

         (f) I will provide you reasonable access to the property for the purpose of inspection, and notify you of any loss or damage.

INSURANCE -- I agree to purchase insurance on the property against such risks and in such amounts as you may reasonably require. In addition, I agree as follows:

         (a) I will arrange for you to be named as loss payee on any such policy so that any benefits arising from the insured risks will first be paid to you for application toward the secured obligations;

         (b) I agree that you may, in the event of a loss, require additional security or assurances of payment of the secured obligations as a condition of permitting any insurance benefits to be used for repair or replacement of the property;

         (c) I agree to purchase insurance from a company which is authorized to do business in this state and which is reasonably acceptable to you;

         (d) I will maintain this insurance until all the secured obligations are paid in full;

         (e) If I fail to obtain or maintain this insurance, or I fail to arrange for you to be named as loss payee, you may (but in no event are required to) purchase such insurance which will secure only your interest in the property. I agree to pay the cost of such insurance upon demand, plus interest from the date purchased, at a rate equal to the rate this note would produce over its full term if each scheduled payment were paid on the due date, until paid in full.

SECURED OBLIGATIONS -- This security interest will secure the payment of the note total (as defined in the note). It will also secure (except as provided in the next paragraph) any other debt I owe you now or hereafter. This security interest will survive even if there are no debts owed to you until this security interest is formally discharged in writing.

         However, this security interest will not secure some other debt if a disclosure must be made with respect to such debt of the existence of this security interest and such disclosure is not given as required by law. This security interest also will not secure any other debt, if any person is entitled to a notice of the right to rescind such debt unless the notice is given as provided by law.

         The previous two paragraphs define what is meant by the term "secured obligations" in this agreement.

REMEDIES -- If I am in default on any of the secured obligations you have all the remedies provided under this security agreement and by law. These remedies are in addition to any provided in the note or other obligation, and include (among others):

         (a) If my default consists of failure to pay taxes, assessments or other liens, you may pay these yourself. You are not required to, however. If you do, the amount you pay will be added to the secured obligations, will be immediately due, and will accrue interest at a rate equal to the rate this note would produce over its full term if each scheduled payment were paid on the due date, until paid in full. (This is in addition to any other remedy you may elect.);

         (b) You may require me to assemble the property and make it available to you at a place you designate which is reasonably convenient to both you and me;

         (c) You may take immediate possession of the property, with or without legal process, sell it, and apply the proceeds as provided by law to your expenses and then toward the secured obligations. Expenses include your costs of repossession, attorneys' fees (where permitted), repairs (if necessary) and costs of sale;

         (d) You will be entitled to a deficiency judgment if the proceeds of sale do not pay all the secured obligations (except where prohibited by law);

         (e) You may also be entitled to keep the property in satisfaction of the secured obligations in certain circumstances.

         I also agree that if any notice is required to be given to me of your intended sale or disposition of the property, notice will be considered commercially reasonable if provided by first class mail addressed to me at the address listed on the front side of this form mailed 10 days before the date of intended disposition.

PLEDGES -- Property which is described on the other side of this form as "pledged" is property which I am delivering to your possession to secure the payment of the secured obligations. You have the right to retain possession of this property until the secured obligations are paid in full. All other terms of this note and security agreement also apply to this property.

         In particular (without intending to limit these provisions only to pledged property):

         (a) You must use reasonable care in the custody and preservation of this property, however, you are not required to preserve any rights I may have against any prior parties to this property;

         (b) I agree to pay any additional costs you incur for the custody, preservation and enforcement of any rights in this property.

         (c) You may hold any increase or profits from this property as additional security, though money must be applied toward payment of the secured obligations;

         (d) You may arrange for yourself or your nominees to be shown as owner of the property, inform any prior party to make any payments on the property directly to you, and repledge the property upon terms which do not affect my right to redeem it;

         (e) The risk of accidental loss or damage is on me to the extent of any deficiency in effective insurance coverage;

         (f) You are not responsible for any decline in value of the property while it remains in your possession.

FILING -- A carbon, photographic or other reproduction of this security agreement may be used as a financing statement where permitted by law.

GUARANTEE -- By signing below I unconditionally guarantee the payment of the note total (as defined in the note). I also agree that all the other terms of the note will apply to me.

NAME ___________________________________________________________________________

X
_________________________________________________________________________ (Seal)

NAME ___________________________________________________________________________

X
_________________________________________________________________________ (Seal)

___________   I do not claim any interest in the property listed in the security
 (initial)    agreement. However, my guarantee of payment of the note total includes any amounts agreed to be paid under the terms of the security agreement.

___________   I do not claim an interest in the property listed in the security
 (initial)    agreement. The terms of the security agreement will also apply to
              me.


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